UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2014

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 27, 2014, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders (i) elected each of the Company’s five nominees for Director to serve a term initially expiring at the Annual Meeting of Shareholders in 2015, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015, (iii) approved a non-binding advisory resolution on executive compensation, (iv) defeated the shareholder proposal regarding board nominee requirements, (v) defeated the shareholder proposal regarding human rights report, and (vi) defeated the shareholder proposal regarding an independent board chair. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Directors	For	Against	Abstain	Broker Non-Vote
Edward N. Antoian	123,583,287	3,506,174	124,026	4,945,031
Scott A. Belair	67,232,267	56,892,284	3,082,355	4,951,612
Margaret A. Hayne	71,572,500	52,563,704	3,070,702	4,951,612
Joel S. Lawson III	120,432,835	5,160,061	1,620,591	4,945,031
Robert H. Strouse	94,215,914	31,379,128	1,618,445	4,945,031

2. Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2015.

For	Against	Abstain	Broker Non-Vote
131,224,965	885,058	48,495	0

3. Proposal No. 3: Approval of a non-binding advisory resolution on executive compensation.

For	Against	Abstain	Broker Non-Vote
124,551,553	2,459,671	202,263	4,945,031

4. Proposal No. 4: Shareholder proposal regarding board nominee requirements.

For	Against	Abstain	Broker Non-Vote
41,276,568	82,294,657	3,642,262	4,945,031

5. Proposal No. 5: Shareholder proposal regarding human rights report.

For	Against	Abstain	Broker Non-Vote
30,357,088	89,516,145	7,340,254	4,945,031

6. Proposal No. 6: Shareholder proposal regarding independent board chair.

For	Against	Abstain	Broker Non-Vote
59,176,838	67,829,398	207,251	4,945,031

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: June 2, 2014	By:	/s/ Richard A. Hayne
Richard A. Hayne
Chief Executive Officer